Exhibit 3.1

ARTICLES OF ORGANIZATION
OF
CLECO SECURITIZATION II LLC

The undersigned sole member (the “Member”) of Cleco Securitization II LLC (the “Company”) hereby adopts the following Articles of Organization (these “Articles”) of the Company pursuant to the Louisiana Limited Liability Company Law, La. R.S. 12:1301, et seq., as amended (as amended from time to time, the “LLC Law”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Appendix A attached hereto.

ARTICLE I.

NAME

The name of the Company is:

 Cleco Securitization II LLC

ARTICLE II.

PURPOSES

2.1       Purposes.  The purposes for which the Company is formed are limited to:

(a)       purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of the Energy Transition Property and the other Energy Transition Bond Collateral, along with certain other related assets, and thereby be an “Assignee” as defined in the Securitization Act;

(b)       manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Energy Transition Property and the other Energy Transition Bond Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

(c)        negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that (i) each party to any such agreement, document or instrument under which significant obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of all of the Energy Transition Bonds, all Financing Costs and any other amounts owed under the Indenture by the Company, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding-up or liquidation of the affairs of the Company; and (ii) the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

(d)       invest proceeds from the Energy Transition Property, other Energy Transition Bond Collateral and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of the Energy Transition Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement, the Financing Order, and the Securitization Act;

(e)       file with the SEC the Registration Statement, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Energy Transition Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)        authorize, execute, deliver and issue the Energy Transition Bonds;

(g)       pledge its interest in the Energy Transition Property and the other Energy Transition Bond Collateral to the Indenture Trustee under the Indenture in order to secure the Energy Transition Bonds; and

(h)      engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.

2.2      Activities and Powers.  The Company shall engage only in activities related to the purposes set forth in Section 2.1 hereof or required or authorized by the terms of the Basic Documents, the Registration Statement, or other agreements referenced above.  The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the LLC Law.  The Company, any Manager, including any Independent Manager (as defined in the Company’s Operating Agreement), or any officer of the Company, acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents, the Registration Statement, and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person, notwithstanding any other provision of the Company’s Operating Agreement, the LLC Law, or other applicable law, rule or regulation.  The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of any Manager or any officer to enter into other agreements or documents on behalf of the Company as authorized pursuant to these Articles, the Company’s Operating Agreement, the Financing Order, or the LLC Law.  The Company shall possess and may exercise all the powers and privileges granted by the LLC Law or by any other law, these Articles or the Company’s Operating Agreement, together with any powers incidental thereto, insofar as such powers and privileges are incidental to, or necessary, suitable or convenient for, the conduct, promotion or attainment of the business purposes or activities of the Company.

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2.3       Not a Low-Profit LLC.  The Company is not organized as a low-profit limited liability company.

ARTICLE III.

MEMBER

3.1       Initial Member.  The name and address of the initial sole Member of the Company is:

Cleco Power LLC
2030 Donahue Ferry Road
Pineville, LA  71360-5226

3.2      Restriction on Member.  The Member shall not apply for judicial dissolution of the Company, and the Member is not permitted to and shall not withdraw from or otherwise cease to be a member of the Company for any reason whatsoever, including that the Member itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the Company is substituted for the Member in compliance with the Basic Documents, the Securitization Act and the Financing Order, until all of the Energy Transition Bonds and all Financing Costs have been paid in full.

ARTICLE IV.

MANAGERS

4.1       Authority of Managers.  The Company shall be managed by or under the authority of the Managers.  The Member shall appoint Managers from time to time, provided that, except as provided in Section 7.06 of the Company’s Operating Agreement, no later than the issuance of the Energy Transition Bonds, the Member shall appoint an Independent Manager and the Company shall thereafter have at least one Independent Manager at all times until all of the Energy Transition Bonds and all Financing Costs have been paid in full.  The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Louisiana Secretary of State.  The Managers, acting in accordance with the management provisions in Article VII of the Company’s Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the power to do any of the following:

(a)       purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of the Energy Transition Property and the other Energy Transition Bond Collateral, along with certain other related assets, and thereby be an “Assignee” as defined in the Securitization Act;

(b)      manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Energy Transition Property and other Energy Transition Bond Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

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(c)       negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) of this Section 4.1, subject to the terms and conditions set forth in Section 2.1(c);

(d)       invest proceeds from the Energy Transition Property, other Energy Transition Bond Collateral and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of the Energy Transition Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement, the Financing Order, and the Securitization Act;

(e)       file with the SEC the Registration Statement, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Energy Transition Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)        authorize, execute, deliver and issue the Energy Transition Bonds;

(g)       pledge the Company’s interest in the Energy Transition Property and the other Energy Transition Bond Collateral to the Indenture Trustee under the Indenture by the Company in order to secure the Energy Transition Bonds; and

(h)       engage in any lawful act or activity and exercise any additional powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned powers.

4.2      Powers Reserved to the Member.  Subject to the terms and conditions in the Company’s Operating Agreement, the Member shall have exclusive power and authority to approve the election or removal of the Managers and any amendment to these Articles or the Company’s Operating Agreement.

4.3       Limitation on Managers as Agents.  The authority of the Managers is subject to restrictions set forth in the Company’s Operating Agreement.  In addition, all rights, powers and authority of any Manager serving in the capacity of an Independent Manager shall be limited to those that are necessary to exercise those rights and perform those duties specifically set forth in the Company’s Operating Agreement.

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ARTICLE V.

LIMITATION OF MEMBER’S AND MANAGER’S LIABILITY

Except as otherwise provided by the LLC Law and except as otherwise characterized for tax and financing reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Special Member (as defined in the Company’s Operating Agreement) or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Special Member or a Manager.  If the LLC Law is amended to authorize any further elimination or limitation of the personal liability of the Member, a Special Member or any Manager, then the liability of the Member, a Special Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LLC Law, as so amended.  Any repeal or modification of this Article V by the Company shall not adversely affect any right or protection of the Member, any Special Member or any Manager under this Article V with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI.

RIGHT TO RELY ON AUTHORITY

In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager or other officer) to act on behalf of the Company, including without limitation by providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B).  Persons dealing with the Company may rely upon these certificates.  Without limiting the foregoing, each of William G. Fontenot, F. Tonita Laprarie, Samantha McKee, and Stacy Stubbs, as Managers, are authorized to issue such certificates, until their replacement as a Manager is evidenced by a filing with the Louisiana Secretary of State.

ARTICLE VII.

COMPANY REPRESENTATIVES (DEALING WITH STATE ENTITIES)

Each Manager and officer has the consent of the Member to represent the Company interest to any state agency, board or commission or to represent the Company interest at any hearing or proceeding held by any state agency, board or commission, including, without limitation, the LPSC, in accordance with the provisions of La. R.S. 12:1317.1.

SIGNATURE PAGE FOLLOWS

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THUS DONE AND PASSED, on this 21 day of November, 2024, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of William G. Fontenot, a duly authorized representative of Cleco Power LLC who acknowledged and declared under oath, in the presence of the two undersigned witnesses, that said representative signed these Articles of Organization as said representative’s own free act and deed for the purposes stated herein.

WITNESSES:		CLECO POWER LLC

/s/ Helen ‘Lisa’ F. Price
Print Name:	Helen ‘Lisa’ F. Price	By:	/s/ William G. Fontenot
			Name:	William G. Fontenot
			Title:	Chief Executive Officer
/s/ Tara Gaines
Print Name:	Tara Gaines

/s/ Catina L. Ivey

NOTARY PUBLIC
Print Name:	Catina L. Ivey
Bar Roll/Notarial Id. No.:	51231
My Commission Expires:	at death

Signature Page to
Articles of Organization of Cleco Securitization II LLC

APPENDIX A

DEFINITIONS

The following terms have the following meanings:

“Administration Agreement” means the Administration Agreement to be entered into by and between Cleco Power LLC and the Company with respect to the Energy Transition Bonds, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Basic Documents” means these Articles of Organization and the Company’s Initial Report, the Company’s Operating Agreement, the Indenture, the Series Supplement, the Administration Agreement, the Intercreditor Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Letter of Representations, and the Underwriting Agreement.

“Bill of Sale” means a bill of sale to be given by Cleco Power LLC, as the seller, to the Company, in connection with the issuance of the Energy Transition Bonds and the execution and delivery of the Sale Agreement, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Company” has the meaning set forth in the preamble of these Articles.

“Company’s Operating Agreement” means the Limited Liability Company Operating Agreement dated effective as of November 21, 2024, entered into by the Company and the sole Member of the Company, as the same may be further amended, supplemented, restated, or otherwise modified from time to time.

“Energy Transition Bond Collateral” means the Energy Transition Property and related properties and rights, including, without limitation, the Sale Agreement and certain deposit accounts and securities accounts, which are encumbered by the Company as collateral for the Energy Transition Bonds.

“Energy Transition Bonds” means the Energy Transition Bonds authorized by the Financing Order and to be issued under and governed by the Indenture.

“Energy Transition Charge” means any energy transition charges, as defined in Section 1272(8) of the Securitization Act, authorized pursuant to the Financing Order.

“Energy Transition Property” means all energy transition property as defined in Section 1272(10) of the Securitization Act created pursuant to the Financing Order and pertaining to the Energy Transition Bonds authorized by the Financing Order and sold or otherwise conveyed to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Costs” means the financing costs, as defined in the Securitization Act and the Financing Order, under or relating to the Energy Transition Bonds authorized by the Financing Order.

“Financing Order” means the Financing Order to be authorized and issued by the LPSC pursuant to the Securitization Act in Cleco Power LLC’s Docket No. U-37213.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Indenture” means the Indenture to be entered into by and between the Company and the Indenture Trustee, as originally executed and as from time to time supplemented or amended by the Series Supplement or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Energy Transition Bonds.

“Indenture Trustee” means a third-party financial company or bank to be designated as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into by and among the Indenture Trustee, the Company, Cleco Power LLC, Cleco Securitization I LLC and the other parties thereto, each in the capacities stated therein, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Letter of Representations” means any agreement between the Company and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to the Energy Transition Bonds, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“LLC Law” has the meaning set forth in the preamble to these Articles.

“LPSC” means the Louisiana Public Service Commission, or any Governmental Authority succeeding to the duties of such agency.

“Manager” means each manager, including any Independent Manager, of the Company under the Company’s Operating Agreement.

“Member” has the meaning set forth in the preamble to these Articles.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority, and includes successors permitted by the Basic Documents.

“Registration Statement” means the registration statement on Form SF-1 of Cleco Power LLC, as sponsor, and the Company, as issuing entity, that registers the offer and sale of the Energy Transition Bonds under the Securities Act, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein).

Appendix A page2

“Sale Agreement” means the Energy Transition Property Sale Agreement to be entered into by and between Cleco Power LLC and the Company with respect to the Energy Transition Bonds, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means, with respect to the Energy Transition Bonds, the Indenture Trustee, the holders of the Energy Transition Bonds, and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Act” means the “Louisiana Electric Utility Energy Transition Securitization Act,” codified at La. R.S. 45:1271-1281, as amended from time to time.

“Series Supplement” means the series supplement to the Indenture that authorizes the issuance of the Energy Transition Bonds and sets forth certain terms of the Energy Transition Bonds.

“Servicing Agreement” means the Energy Transition Property Servicing Agreement to be entered into by and between the Company and Cleco Power LLC, as servicer, with respect to the Energy Transition Bonds, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Underwriters” means the underwriters who purchase the Energy Transition Bonds from the Company and sell the Energy Transition Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by and among Cleco Power LLC, the Underwriters and the Company, in connection with the issuance and sale of the Energy Transition Bonds, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

Appendix A page3

INITIAL REPORT
OF
CLECO SECURITIZATION II LLC

1.	The location and municipal address of the registered office of the limited liability company is:

505 Cleco Drive
Office Number 17
Pineville, LA 71360

2.	The limited liability company's registered agents and his or her respective municipal address are:

Lauren Laborde	Lauren Soileau LeBouef
2030 Donahue Ferry Road	2030 Donahue Ferry Road
Pineville, LA 71360-5226	Pineville, LA 71360-5226

3.	The initial sole member of the limited liability company is:

Cleco Power LLC
2030 Donahue Ferry Road
Pineville, LA 71360-5226

4.	The initial managers of the limited liability company and their municipal addresses are:

William G. Fontenot	Samantha McKee
2030 Donahue Ferry Road	2030 Donahue Ferry Road
Pineville, LA 71360-5226	Pineville, LA 71360-5226

F. Tonita Laprarie	Stacy Stubbs
2030 Donahue Ferry Road	2030 Donahue Ferry Road
Pineville, LA 71360-5226	Pineville, LA 71360-5226

CLECO POWER LLC

By:	/s/ William G. Fontenot
	Name:	William G. Fontenot
	Title:	Chief Executive Officer

AFFIDAVIT OF ACKNOWLEDGMENT
AND ACCEPTANCE BY REGISTERED AGENT

TO:       THE SECRETARY OF STATE
STATE OF LOUISIANA

STATE OF LOUISIANA
PARISH OF RAPIDES

On this 21st day of November, 2024, before me, a Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Lauren Laborde, to me known, who being duly sworn, stated as follows:

I hereby acknowledge and accept the appointment of registered agent for and on behalf of Cleco Securitization II LLC, which is a Louisiana limited liability company.

/s/ Lauren Laborde
Lauren Laborde
Registered Agent

Sworn to and subscribed before me,
the undersigned Notary Public, on
this 21st day of November, 2024.

/s/ Catina L. Ivey
NOTARY PUBLIC
Print Name:	Catina L. Ivey
Bar Roll/Notarial Id. No.:	51231
My Commission Expires:	at death

AFFIDAVIT OF ACKNOWLEDGMENT
AND ACCEPTANCE BY REGISTERED AGENT

TO:       THE SECRETARY OF STATE
STATE OF LOUISIANA

STATE OF LOUISIANA
PARISH OF RAPIDES

On this 21st day of November, 2024, before me, a Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Lauren Soileau LeBouef, to me known, who being duly sworn, stated as follows:

I hereby acknowledge and accept the appointment of registered agent for and on behalf of Cleco Securitization II LLC, which is a Louisiana limited liability company.

/s/ Lauren Soileau Lebouef
Lauren Soileau LeBouef
Registered Agent

Sworn to and subscribed before me,
the undersigned Notary Public, on
this 21st day of November, 2024.

/s/ Catina L. Ivey
NOTARY PUBLIC
Print Name:	Catina L. Ivey
Bar Roll/Notarial Id. No.:	51231
My Commission Expires:	at death